UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2016

Chiasma, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37500	76-0722250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Wyman Street, Suite 250 Waltham, MA		02451
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 928-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 27, 2016 Chiasma, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Mark J. Fitzpatrick, pursuant to which Mr. Fitzpatrick will serve as President and Chief Executive Officer of the Company, effective October 1, 2016. Mr. Fitzpatrick currently serves as the Chief Financial Officer of the Company and he will continue to serve as the principal financial officer of the Company. Mr. Fitzpatrick will also be appointed to the Company’s board of directors, effective October 1, 2016.

Mr. Fitzpatrick, age 53, has served as the Company’s Chief Financial Officer since June 2015. Prior to joining the Company, he was Chief Financial Officer at Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company specializing in the treatment of rare diseases, from May 2011 to June 2015. From July 2007 to April 2011, Mr. Fitzpatrick served as Chief Financial Officer of Proteon Therapeutics, Inc. (NASDAQ: PRTO), a biopharmaceutical company. He also held the position of Chief Financial Officer at RenaMed Biologics, Inc., Dynogen Pharmaceuticals, Inc., WorldStreet Corporation, and Diacrin, Inc., and has more than 25 years of financial management experience in both public and private companies. Mr. Fitzpatrick began his professional career at Arthur Andersen LLP. Mr. Fitzpatrick received his B.S. in Accounting from Boston College in 1984 and earned a Certified Public Accountant certificate in the Commonwealth of Massachusetts in 1987.

Pursuant to the terms of his amended and restated employment agreement with the Company, Mr. Fitzpatrick will receive a base salary of $460,000, effective October 1, 2016, which salary is subject to periodic review and adjustment. Mr. Fitzpatrick is also eligible for an annual performance bonus targeted at 50% of his base salary; provided that for calendar year 2016, his bonus will be calculated by (i) prorating the bonus at his prior bonus target of 40% of his annual salary for the period from January 1, 2016 to September 30, 2016, and (ii) prorating the bonus at his current bonus target of 50% of his annual salary for the period from October 1 to December, 31 2016. In connection with a previously announced retention plan, Mr. Fitzpatrick’s 2016 bonus is guaranteed, provided he remains employed with the Company until December 31, 2016 or he is terminated by the Company without cause prior to December 31, 2016. In addition, for so long as Mr. Fitzpatrick continues to serve as both Chief Executive Officer and principal financial officer of the Company, he will be entitled to receive a special incentive bonus in an amount equal to $25,000 per annum, which amount (i) shall accrue monthly until such time he no longer serves as the Company’s principal financial officer, (ii) in no event exceed $100,000 in the aggregate and (iii) be payable only in the event he remains employed with the Company until such time as the Company resubmits its new drug application (NDA) with the U.S. Food and Drug Administration or unless he is terminated by the Company without cause prior to the filing of an NDA. In connection with his appointment, Mr. Fitzpatrick will receive a new stock option award for the purchase of 373,352 shares of the Company’s common stock, at an exercise price equal to the fair market value of such shares on the date of grant, which option shall vest over a four-year period commencing October 1, 2016, with 25% of the shares vesting on October 1, 2017 and the remaining 75% of the shares vesting in equal monthly installments for the following 36 months. Mr. Fitzpatrick is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans.

In the event that Mr. Fitzpatrick’s employment is terminated by the Company without cause (as defined in his employment agreement) or Mr. Fitzpatrick terminates his employment with the Company for good reason (as defined in his employment agreement), Mr. Fitzpatrick will be entitled to receive: (i) base salary continuation for 12 months following termination and (ii) continuation of group health plan benefits until the earlier of 12 months following the date of termination or the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Mr. Fitzpatrick and the Company in the same proportion as in effect on the date of termination. However, in the event that Mr. Fitzpatrick’s employment is terminated by the Company without cause, or Mr. Fitzpatrick terminates his employment with the Company for good reason, in either case within 12 months following the occurrence of the first event constituting a change in control (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentence, Mr. Fitzpatrick will be entitled to receive: (i) base salary continuation for 18 months following termination, (ii) payment of his target bonus for the year in which the change in control occurs, (iii) continuation of group health plan benefits until the earlier of 18 months following the date of termination or the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Mr. Fitzpatrick and the Company in the same proportion as in effect on the date of termination, and (iv) full and immediate vesting and exercisability of the unvested shares underlying his stock option awards, including any equity incentive awards he receives in the future. Receipt of the severance payments and benefits described above is conditioned upon Mr. Fitzpatrick entering into and not revoking a separation agreement with the Company, including a general release of claims, resigning all positions held with the Company and its affiliates and returning all Company property. In addition, Mr. Fitzpatrick previously entered into a Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Fitzpatrick’s employment and for 12 months thereafter, which agreements remain in effect.

Mr. Fitzpatrick replaces Mark Leuchtenberger as President and Chief Executive Officer, and as a director, of the Company. Pursuant to the terms of his employment agreement, subject to the Company’s receipt of a general release of claims, Mr. Leuchtenberger will continue to receive his base salary for a twelve-month period following his separation from the Company and continuation of group health plan benefits until the earlier of 12 months following the date of his separation from the Company or the date he becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, with the cost of the premium for such benefits shared by Mr. Leuchtenberger and the Company in the same proportion as in effect on the date of separation. Pursuant to the terms of a previously announced retention bonus plan, Mr. Leuchtenberger will also be entitled to receive a lump-sum cash payment equal to 100% of his target bonus for 2016, or $315,000.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 8.01	Other Events.

On September 30, 2016, the Company issued a press release announcing the appointment of Mr. Fitzpatrick as President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

Number	Description

10.1	Amended and Restated Employment Agreement between the Company and Mark Fitzpatrick, dated September 27, 2016

99.1	Press Release of Chiasma, Inc. dated September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2016	Chiasma, Inc.

	By:	/s/ Tara McCarthy
Tara McCarthy
General Counsel